EXHIBIT 21.1

Subsidiaries of the Company

GTA GP, Inc.- Delaware

GTA LP, Inc.- Delaware

Pernix Therapeutics, LLC- Louisiana

Gaine, Inc.- Delaware

Macoven Pharmaceuticals, LLC- Louisiana